PTC Announces Preliminary Third Quarter FY’15 Results

NEEDHAM, MA, July 9, 2015 - PTC (Nasdaq: PTC) today reported preliminary results for the third quarter FY’15 of approximately $303 million revenue and $0.13 to $0.14 earnings per share, including a legal accrual described below under “Other Important Information.” Third quarter FY’15 non-GAAP revenue was approximately $304 million and $0.51 to $0.52 non-GAAP earnings per share. Software revenue of approximately $250 million, including $84 million of license and subscription solutions (L&SS) revenue, was slightly below the guidance range while professional services revenue of approximately $54 million was in line with guidance. The company expects subscription solutions bookings, as a percentage of L&SS bookings, to be approximately 16% for the third quarter FY'15, slightly below guidance of 18%, due in part to several large perpetual license transactions in our Internet of Things business.

James Heppelmann, President and CEO said, “PTC preliminary third quarter non-GAAP earnings are above the high end of our guidance despite revenue coming in just below our guidance range. Although we saw a number of large deals in our core business push out at the end of the quarter, we delivered strong sequential growth in our Internet of Things business, closing a number of significant deals among large, industrial companies that are adopting our platform for their IoT initiatives.”

Information about our bookings measure, our use of non-GAAP measures and how these preliminary results may change is discussed in “Bookings Metric,” “Important Information about Non-GAAP References” and “Forward-Looking Statements” below.

Other Important Information
In connection with our ongoing negotiations to resolve previously disclosed investigations by the U.S. Securities & Exchange Commission and the Department of Justice with respect to our China business, we expect to record a liability of approximately $13.6 million in our third quarter financial statements. This is the minimum amount of liability we expect to incur if we are able to reach a settlement in this matter, and does not include any amounts associated with potential fines that might be imposed by either or both of the SEC and DOJ, which amounts would increase our liability and could be significant. Because our discussions with the SEC and DOJ are ongoing, the amount of this accrual could increase by the time we release our third quarter results on July 29, 2015. Further, there can be no assurance that we will reach a settlement with these agencies or that the cost of such settlements, if reached, would not materially exceed the existing accrual.

Third Quarter FY’15 Results Webcast and Conference Call Information
PTC will release its fiscal 2015 third quarter results on Wednesday, July 29 after the stock market closes. Senior management will host a live webcast and conference call to review the results on Wednesday, July 29 at 4:30 pm Eastern Time. The earnings press release and accompanying prepared remarks will be accessible prior to the conference call and webcast on the Investor Relations section of the Company's website at www.ptc.com.

What:	PTC Third Quarter Fiscal 2015 Conference Call and Webcast

When:	Wednesday, July 29th, 2015 at 4:30pm (ET)

Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:
 The audio replay of this event will be archived for public replay until end of day on August 8th, 2015.
Dial-in: 866-489-2845  Passcode: 1205
To access the replay via webcast, www.ptc.com/for/investors.htm

Please note that statements made on the conference call are as of the date of the call and PTC does not assume any obligation to update any statements made live or the archived call. Matters discussed may include forward-looking statements about PTC's anticipated financial results and growth, as well as about other matters, which are based on then current plans and assumptions. Actual results in future periods may differ materially from expectations due to a number of risks and uncertainties, including those described in our filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Bookings Metric
We offer both perpetual and subscription licensing options to our customers. Given the difference in revenue recognition between the sale of a perpetual software license (revenue is recognized at the time of sale) and a subscription (revenue is deferred and recognized ratably over the subscription term), we use bookings for internal planning, forecasting and reporting of new license and cloud services transactions. In order to normalize between perpetual and subscription transactions, we define bookings as either the annualized contract value (ACV) of a new subscription multiplied by a conversion factor of 2 or the perpetual license revenue recognized. We arrived at the conversion factor of 2 by considering a number of variables including pricing, support, length of term, and renewal rates. We define ACV as the total value of a new subscription solutions booking divided by the term of the contract (in days) multiplied by 365, unless the term is less than one year, in which case the contract value equals the ACV. When calculating L&SS bookings for a period, we add the value of the converted subscription solutions bookings for the period to our perpetual license revenue for the period.

Important Information about Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP revenue (and the components thereof), non-GAAP operating expenses, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of purchase accounting on the fair value of acquired deferred revenue, stock-based compensation expense, amortization of acquired intangible assets, restructuring charges, acquisition-related expenses, costs associated with terminating a U.S. pension plan, the litigation accrual described above in “Other Important Information,” certain identified non-operating gains and losses, the related tax effects of the preceding items, and certain discrete tax items. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements
This press release contains preliminary results for the third quarter of 2015. Actual results may differ materially from those stated as a result of finalization of our third quarter financial statements, including as a result of an increase in the litigation accrual described above in “Other Important Information”.

PTC, the PTC logo, and all other PTC product names and logos are trademarks or registered trademarks of PTC Inc. or its subsidiaries in the United States and in other countries.

About PTC
PTC (NASDAQ: PTC) is a global provider of technology platforms and enterprise applications for smart and connected products, operations, and systems. PTC’s enterprise applications serve manufacturers and other businesses that create, operate and service products. Led by its award winning ThingWorx® application enablement platform, PTC’s platform technologies help companies deliver new value emerging from the Internet of Things. An early pioneer in Computer Aided Design (CAD) software, PTC today employs more than 6,000 professionals serving more than 28,000 businesses worldwide.

PTC Investor Relations Contacts
PTC Investor Relations
Tim Fox, 781-370-5961
James Hillier, 781-370-6359
investor@ptc.com